UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2008

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (7272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

The information set forth in Item 5.02 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As discussed in more detail in Item 5.02 below, on July 17, 2008 at the recommendation of the compensation committee of the board of directors, the Company’s board of directors approved, subject to certain vesting requirements, restricted stock awards to certain executive officers, directors, employees and outside consultants of the Company pursuant to the BMB Munai, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), a copy of which was included in the Definitive Proxy Statement previously filed with the United States Securities and Exchange Commission (“SEC”) on September 20, 2004, and is incorporated herein by this reference. For more details regarding the vesting requirements please see “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” below. The total number of shares granted was 1,330,000. Among the parties receiving restricted stock grants were the following:

Name	Position with Company	Restricted Stock Granted

Boris Cherdabayev	Chairman of the Board of Directors	300,000
Gamal Kulumbetov	Chief Executive Officer	100,000
Askar Tashtitov	President	140,000
Toleush Tolmakov	Director Emir Oil LLP	150,000

Grants were made to 14 people, 12 of whom are non-U.S. persons. The restricted stock grants were made without registration pursuant to Regulation S of the Securities Act Rules and/or Section 4(2) under the Securities Act of 1933.

As discussed in more detail in Item 5.02 the vesting of the stock grants will occur one year from the date of grant, and some grants will be subject to certain performance criteria and acceleration provisions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of BMB Munai, Inc. held on July 17, 2008, the Company’s stockholders re-elected Troy Nilson, Valery Tolkachev and Askar Tashtitov to the Company’s board of directors. Each director was elected for a term of three years.

At the Annual Meeting, the Company’s stockholders also approved the adoption of the BMB Munai, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). Five million shares of the Company’s common stock are available for issuance under the 2009 Plan, subject to adjustment as provided in the 2009 Plan. A description of the 2009 Plan is included in the Company’s

Proxy Statement, as amended, filed with the SEC on June 23, 2008, under the heading “Approval and Adoption of the BMB Munai, Inc. 2009 Equity Incentive Plan.” The description of the 2009 Plan in this Current Report is only a summary of that document and is qualified in its entirety by reference to the terms of the 2009 Plan, a copy of which was included in the Definitive Proxy Statement, as amended, which was previously filed with the SEC on June 23, 2008, and is incorporated herein by this reference.

On July 17, 2008 the board of directors, at the recommendation of the compensation committee of the board of directors, approved an increase in the salary of Askar Tashtitov, the Company’s President to $12,000 per month net. In accordance with the laws of the Republic of Kazakhstan, income taxes and dues of the employee are the obligation of the employer.

On July 17, 2008 at the recommendation of the compensation committee, the board of directors also approved a gross monthly salary of $15,000 for Leonard Stillman while he serves as the Company’s interim Chief Financial Officer. The term of Mr. Stillman’s employment with the Company will be until March 31, 2009. The description of the terms of Mr. Stillman’s employment with the Company contained in this Current Report is only a summary and is qualified in its entirety by reference to the terms of his Employment Agreement, a copy of which will be filed with the next periodic report of the Company.

As discussed above in Item 3.02 “Unregistered Sales of Equity Securities,” on July 17, 2008, the board of directors, at the recommendation of the compensation committee, approved restricted stock grants in the aggregate amount of 1,330,000 shares to certain of our officers, directors, employees and outside consultants pursuant to the 2004 Plan. Restricted stock grants were made to 14 persons, including the following executive officers and directors: Boris Cherdabayev, Chairman of the Board of Directors, Gamal Kulumbetov, Chief Executive Officer, Askar Tashtitov, President and Toleush Tolmakov, Director of Emir Oil LLP.

The restricted stock grants awarded to Mr. Cherdabayev, Mr. Tashtitiov and Mr. Tolmakov were awarded on the same terms and subject to the same vesting requirements. More specifically, the restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the one-year anniversary of the grant date; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to thirty percent (30%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of all or substantially all of the assets of the Company or any of its subsidiaries. In the event of an Extraordinary Event, the grants shall be deemed full vested one day prior to the effective date of the Extraordinary Event. The Board of Directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the Board of Directors.

The restricted stock grant awarded to Mr. Kulumbetov is subject to the same vesting requirements as those listed above, but is also subject to the further requirement that the

Company satisfactorily complete its annual work program within the Company’s annual budget, as amended.

The shares representing the restricted stock grants shall be issued as soon as practicable, will be deemed outstanding from the date of grant, and will be held in escrow by the Company subject to the occurrence of a Vesting Event. The grantees will have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount from the grant date, except for the right to transfer, assign, pledge, encumber, dispose of or otherwise directly or indirectly profit or share in any profit derived from a transaction in the shares prior to the occurrence of a Vesting Event. Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee’s employment with the Company ceases, for any reason, the entire grant amount shall be forfeited back to the Company.

The description of the terms of restricted stock grants to Mr. Cherdabayev, Mr. Tashtitov, Mr. Tolmakov and Mr. Kulumbetov contained in this Current Report are summaries only and are qualified in their entirety by reference to the restricted stock agreements with those individuals, copies of which will be filed with the next periodic report of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: July 23, 2008	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

4